UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2019

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 25, 2019, Neiman Marcus Group LTD LLC (the “Company”) announced that it had entered into a Transaction Support Agreement (“TSA”) with holders of more than 55% of the outstanding principal amount of the Company’s term loans (the “Term Loans”) under its term loan credit agreement and holders of more than 60% of the aggregate principal amount of the Company’s unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 and unsecured 8.000% Senior Cash Pay Notes due 2021 (collectively, the “Unsecured Notes”). On April 2, 2019, the Company disclosed to holders of Term Loans and Unsecured Notes that, to enable the Term Loan holders and holders of Unsecured Notes to prepare and submit joinders to the TSA, the joinder deadline for both groups has been extended to April 5, 2019 at 5:00 pm ET. Holders of Unsecured Notes that execute the TSA or a joinder thereto by such time will be eligible to receive the previously disclosed cash joinder fee of 100 bps and holders of Term Loans that execute the TSA or a joinder thereto by such time will be eligible to receive the previously disclosed cash joinder fee of 25 bps.

As of 5:00 pm ET on April 1, 2019, the TSA had been executed by holders of approximately 84% of the outstanding principal amount of the Term Loans and holders of approximately 82% of the aggregate principal amount of the Unsecured Notes.

The TSA was filed as Exhibit 10.1 to the Form 8-K filed by the Company on March 25, 2019. The Form 8-K filed by the Company on March 25, 2019, and the press release included as Exhibit 99.1 thereto contain additional information with respect to the TSA and the transactions contemplated thereunder.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: April 2, 2019	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary